CONSENT OF INDEPENDENT ACCOUNTANT


     I  have  issued  my  report  dated  August  10,  2000,   accompanying   the
consolidated financial statements of Great Basin Water Company and its subsidiaries included in the Report on Form 10SB12(g) for the year ended December 31, 1999, which is incorporated by reference in this Registration
Statement. I consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Russell G. Nay
Russell G. Nay
Las Vegas, Nevada
January 23, 2001